EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-85248 and in Post-Effective Amendment No. 2 to Registration Statement No. 333-11355 on Form S-8 of our reports dated May 27, 2005, appearing in this Annual Report on Form 10-K of MITY Enterprises, Inc. for the year ended March 31, 2005.

Deloitte & Touche LLP

Salt Lake City, Utah
May 27, 2005